KBS SOR (BVI) Holdings LTD

Presentation of separate financial data annexed
to the consolidated financial statements related to the Company

As of September 30, 2016 (UNAUDITED)

U.S. DOLLARS IN THOUSANDS

INDEX

Page

Financial Data from the Consolidated Statements of Financial Position Attributable to the Company	2

Financial Data from the Consolidated Statements of Operations Attributable to the Company	3

Financial Data from the Consolidated Statements of Comprehensive Income Attributable to the Company	4

Financial data from the Consolidated Cash Flows Attributable to the Company	5

Additional information	6-8

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KBS SOR (BVI) HOLDINGS, LTD.

STATEMENTS OF FINANCIAL POSITION

USD in thousands

	September 30, 2016	December 31, 2015
	Unaudited	Audited
ASSETS
Non-current assets
Investments in investees	$1,106,682	$—
Restricted cash	5,809	—
	1,112,491	—

Current assets
Prepaid financing costs	—	1,137
Cash and cash equivalents	731	—
Derivative asset	1,527	—

	2,258	1,137

Total assets	$1,114,749	$1,137

EQUITY	$863,434	$—

Non-current liabilities
Debentures, net	250,163	—

Current liabilities
Accounts payable and accrued liabilities	1,152	—
Due to Parent Company	—	1,137

	1,152	1,137

Total liabilities	251,315	1,137

Total equity and liabilities	$1,114,749	$1,137

November 10, 2016	/s/ Jeffrey Waldvogel	/s/ Peter McMillan III	/s/ Keith Hall
Date of approval of the financial statements	Waldvogel, Jeffrey Chief Financial Officer	McMillan, Peter III Chairman of Board of Directors	Hall, Keith David Chief Executive Officer

The accompanying notes are an integral part of this financial position.

KBS SOR (BVI) HOLDINGS LTD

STATEMENTS OF OPERATIONS

USD in thousands

	Nine months ended September 30,	Three months ended September 30,	For the period from December 18, 2015 *) to December 31,
	2016	2016	2015
	Unaudited	Unaudited	Audited

Share of profit from investees, net	$75,747	$62,037	$—
Asset management fees to affiliate	(5,557)	(2,639)	—
General and administrative expenses	(1,025)	(484)	—

Operating income	69,165	58,914	—

Finance expense	(7,142)	(3,185)	—
Foreign currency transaction adjustments, net	(4,602)	(6,639)	—

Net income	$57,421	$49,090	$—

*)    Incorporation date.

The accompanying notes are an integral part of this financial position.

KBS SOR (BVI) HOLDINGS LTD

STATEMENTS OF COMPREHENSIVE INCOME

USD in thousands

	Nine months ended September 30,	Three months ended September 30,	For the period from December 18, 2015 *) to December 31,
	2016	2016	2015
	Unaudited	Unaudited	Audited

Net income	$57,421	$49,090	$—

Total comprehensive income	$57,421	$49,090	$—

*)    Incorporation date.

The accompanying notes are an integral part of this financial position.

KBS SOR (BVI) HOLDINGS LTD

STATEMENTS OF CASH FLOW

USD in thousands

	Nine months ended September 30,	Three months ended September 30,	For the period from December 18, 2015 *) to December 31,
	2016	2016	2015
	Unaudited	Unaudited	Audited

Cash flows from operating activities
Net income for the period	$57,421	$49,090	$—

Adjustments to reconcile net income to net cash provided by operating activities:
Share of profit from investees	(75,747)	(62,037)	—
Finance expense	7,142	3,185	—
Distribution from investees, net	35,122	21,412	—
Foreign currency transaction adjustments, net	4,602	6,639	—
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	171	51	—

Net cash provided by operating activities	28,711	18,340	—

Cash flows used in investing activities
Investments in investees	(329,369)	(168,877)	—
Escrow deposits for investments in investees	—	16,000	—
Distribution from investees, net	114,625	82,860	—

Net cash used in investing activities	(214,744)	(70,017)	—

Cash flows from financing activities
Proceeds from issue of debentures	249,211	—	—
Payments of deferred financing costs	(8,680)	(516)	—
Restricted cash for debt service obligations	(5,595)	(209)	—
Interest paid	(5,232)	(5,232)	—
Repayments to Parent Company	(5,512)	(5,512)	—
Borrowings from Parent Company	4,375	501	—
Distribution to Owner	(45,300)	(31,600)	—

Net cash provided by (used in) financing activities	183,267	(42,568)	—

Effect of exchange rate changes on cash and cash equivalents	3,497	(626)	—

Increase (decrease) in cash	731	(94,871)	—
Cash, beginning of the period	—	95,602	—

Cash, end of the period	$731	$731	$—

Non-cash activities
Investment in investees	$809,682	$—	$—
Increase in deferred financing fees due to Parent Company and payable	$—	$—	$1,137

*)    Incorporation date.
The accompanying notes are an integral part of this financial position.

KBS SOR (BVI) Holdings LTD
NOTES TO FINANCIAL STATEMENTS

USD in thousands

NOTE 1:-    GENERAL INFORMATION
KBS SOR (BVI) Holdings, Ltd. (the "Company") was incorporated on December 18, 2015 as a private company limited by shares according to the British Virgin Islands ("BVI") Business Companies Act, 2004. The Company is authorized to issue a maximum of 50,000 common shares with no par value. Upon incorporation the Company issued one certificate containing 10,000 common shares with no par value.
The Company and its subsidiaries (the "Group") operate in the investment real estate segment in the United States, which includes mainly investment in office and residential real estate and undeveloped lands. In addition, the Company invests in real estate-related loans.
Acquisition of investments from the Operating Partnership (controlling shareholder) and presentation of consolidated financial statements:
Concurrent with the placement of bonds of the Company and the admission of the Company's bonds to trading on the Tel-Aviv Stock Exchange, on March 8, 2016 the Company (through a subsidiary) acquired real estate projects (assets and liabilities) from the transferring entities (the transferring entities) that are controlled by the Controlling Shareholder before and after the above transfer (the Acquisition). In consideration for the Acquisition, the Company issued 10,000 common shares with no par value to the Operating Partnership.
As of September 30, 2016, the Operating Partnership owned 11 office properties, one office campus consisting of nine office buildings, one office portfolio consisting of four office buildings and 25 acres of undeveloped land, one office portfolio consisting of three office properties, one office/flex/industrial portfolio consisting of 21 buildings, one retail property, two apartment properties, two investments in undeveloped land encompassing an aggregate of 1,670 acres and two investments in unconsolidated joint ventures.
Since the Company acquired these operations from the transferring entities, which are controlled by the same controlling shareholder of the Company before and after the Acquisition, the Acquisition is not a business combination within the scope of IFRS 3. The Company is accounting for the Acquisition in a manner similar to a pooling of interests. Thus, the condensed interim consolidated financial statements comprise the statements of financial position and results of operations of the Company and of the operations acquired from the transferring entities to reflect the Acquisition as if it had occurred at the beginning of the earliest period presented (January 1, 2013). For certain projects that were acquired by the transferring entities subsequent to January 1, 2013, the condensed interim consolidated financial statements reflect the net assets (liabilities) of these projects and the activities from the dates those projects were acquired by the transferring entities.
For the purpose of presentation of separate financial data as of September 30, 2016 and for the nine and three months periods then ended, the Company used the pooling of interests method consistent with the consolidated financial statements. Comparative information for previous periods was not restated.

KBS SOR (BVI) Holdings LTD
NOTES TO FINANCIAL STATEMENTS

USD in thousands

NOTE 2:    BASIS OF PREPARATION

a.
The accompanying unaudited interim financial statements have been prepared in a condensed format as of September 30, 2016 and for the nine and three months periods then ended ("interim condensed financial statements"). These interim condensed financial statements should be read in conjunction with the separate financial information on the Company's annual financial statements as of December 31, 2015 and for the year then ended and the accompanying notes ("annual consolidated financial statements").

b.	This interim condensed separate financial information is presented in accordance to rule 38(D) of the Israeli Securities and exchange regulations (Periodic and immediate reports), 1970.

c.	Initial adoption of new Standards, Interpretations and Amendments by the Company:
The accounting policies adopted in the preparation of the interim consolidated financial statements are consistent with those followed in the preparation of the annual consolidated financial statements.

NOTE 3:     SIGNIFICANT EVENTS DURING THE REPORTING PERIOD
Debentures Issuance:
On March 8, 2016, the Company issued debentures (series A) (the "Debentures") in the amount of New Israeli Shekels ("NIS") 970.2 million par value ($249.2 million). The debentures are registered in the Tel Aviv Stock Exchange. The debentures (series A) are not linked (principal and interest) to any index.
The debentures (Series A) shall be repaid (principal) in five (5) equal annual installments on March 1st of each of the years from 2019 to 2023, such that each of the payment shall be equal to 20% of the total par value of the debentures (Series A).
The outstanding balance of the principal of the debentures (Series A) shall bear fixed annual interest at 4.25% (but subject to adjustments in the event of a change in the rating of the debentures (Series A) and/or noncompliance with financial covenants). The annual interest rate may increase by increments of 0.25% as a result of downgrades in the credit rating of the debentures (Series A) by rating agencies or by increments of 0.5% as a result of violations of certain financial covenants set forth in the deed of trust. The cumulative increase in the interest rate as a result of these events is limited and shall not exceed an aggregate of 1.75%.
The interest on the debentures (Series A) shall be paid in two semiannual installments on March 1st and September 1st starting September 1st, 2016 until March 1, 2023.
The aggregate offering costs were approximately $9.8 million and the effective interest rate is approximately 5.2%.

KBS SOR (BVI) Holdings LTD
NOTES TO FINANCIAL STATEMENTS

USD in thousands

NOTE 3:     SIGNIFICANT EVENTS DURING THE REPORTING PERIOD (CONT.)
Concurrent with the placement of debentures, on March 8, 2016, the Operating Partnership assigned to the Company all of its interests in the subsidiaries through which the Parent Company indirectly owns all of its real estate and real estate-related investments.  The Operating Partnership owns all of the issued and outstanding equity of the Company.  As a result of these transactions, the Parent Company now holds all of its real estate and real estate-related investments indirectly through the Company.
In accordance with the deed of trust of the debentures (Series A), the Company must maintain a minimum Consolidated Equity Capital of the Company (including minority interests) of $475 million.  The Company is also subject to other financial covenants such as the Ratio of Debt to CAP and a Ratio of Debt to EBITDA.
In addition, within the deed of trust, some restrictions regarding dividend distribution were determined, among other- the Company undertakes not to make any distribution unless the Consolidated Equity Capital of the Company (including minority interests) less the amount of the distribution will not be less than $ 600 million. However, the Parent Company must comply with certain distribution requirements by law, by which the Parent Company must distribute up to 100% of its REIT taxable income in order to comply with REIT regulations.  The Company is not restricted from making distributions to the Parent Company in order to comply with such REIT regulations.
Dividend approvals:
In March, June and September 2016, the Company declared and paid distributions of dividend in the aggregated amount of $ 45.3 million to the Owner.
Hedges:
On August 8, 2016, August 16, 2016 and August 22, 2016, the Company, entered into four foreign currency collars to hedge against a change in the exchange rate of the Israeli new Shekel versus the U.S. Dollar. The foreign currency collars expire in August 2017 and have a U.S. Dollar notional amount in the aggregate of $250.0 million. The foreign currency collars consist of purchased call options to buy ranging from 3.6686 to 3.7245 Israeli new Shekels and sold put options to sell the Israeli new Shekels ranging from 3.7695 to 3.826 Israeli new Shekels. The foreign currency collars are intended to permit the Company to exchange, on the settlement dates of the collars and net of the effect of the collars, $250.0 million U.S. Dollars for an amount of Israeli new Shekels ranging from 923.1 million to 948.4 million. As of September 30, 2016, the Company used Level 2 inputs to measure the foreign currency collars fair value at $1.5 million.

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